Exhibit 99.1
GMX RESOURCES INC.
FOR IMMEDIATE RELEASE
FOR ADDITIONAL INFORMATION CONTACT:

Ken L. Kenworthy, Sr.	Ken L. Kenworthy, Jr.
Executive V. P., CFO	President, CEO
405.600.0711 x316	405.600.0711 x311
GMX RESOURCES INC. Announces Second Quarter Results; Initial $30 Million 2nd Lien Debt at 7.58% Annual Fixed Rate; and Upcoming Conference Call and Web-cast
Oklahoma City, Oklahoma, Wednesday, August 1, 2007 GMX RESOURCES INC., NASDAQ GSM: ‘GMXR’; (visit www.gmxresources.com to view the most recent Company presentation and for more information on the Company) today announces record production and financial results for the 2Q 2007. Some highlights of 2Q07 and 1H07 are as follows:
2nd Quarter 2007
•	Record oil and gas production of 2.049 BCFE; up 122% from .925 BCFE in the 2Q06.
•	Record oil and gas sales of $16.5 million; up 155% from $6.5 million in the 2Q06.
•	Lease operating expense of $1.04 per MCFE; up 1% from $1.03 per MCFE in the 2Q06.
•	Production & severance taxes of $.34 per MCFE; down 38% from $.55 per MCFE in the 2Q06.
•	General and administrative expenses of $1.03 per MCFE; down 29% from $1.46 per MCFE in the 2Q06.
•	Record non-GAAP discretionary cash flows of $11.4 million; up 171% compared to $4.2 million in the 2Q06.
•	Net income of $4,636,973; up 191% compared to $1,592,494 in the 2Q06.
•	Diluted earnings per share of $.26; up 86% from $.14 in the 2Q06.
Six Months 2007
•	Record oil and gas production of 3.84 BCFE; up 116% from 1.78 BCFE in the 1H06.
•	Record oil and gas sales of $29.6 million; up 125% from $13.2 million in the 1H06.
•	Lease operating expense of $.97 per MCFE; up 4% from $.93 per MCFE in the 1H06.
•	Production and severance taxes of $.31 per MCFE; down 43% from $.54 per MCFE in the 1H06.
•	General and administrative expenses of $1.01 per MCFE; down 29% from $1.43 per MCFE in the 1H06.
•	Record non-GAAP discretionary cash flows of $20.7 million; up 139% compared to $8.7 million in the 1H06.

•	Net income of $8,450,836 up 127% compared to $3,726,821 in the 1H06.
•	Diluted earnings per share of $.47, up 42% compared to $.33 in the 1H06.
“Our record production growth continues with our doubling of last year’s production and with good sequential production growth due to the drilling successes in our Cotton Valley Sands in East Texas, “stated Ken L. Kenworthy, Executive Vice President and CFO of GMXR. “Our lease operating expenses for the six months continues to be below $1.00 per MCFE and this remains our goal for the year. On Tuesday, July 31, 2007 GMXR signed an agreement with a major insurance company for $30 million of 2nd lien debt for 5 years at a fixed rate of 7.58%,” added Mr. Kenworthy.
Financial Results
For 2Q07 the 155% increase in oil and gas sales was due to a 122% increase in production of oil and gas in addition to an increase in the average MCFE sales price of 15%. The average price per barrel of oil and MCF of natural gas received in 2Q07 was $61.27 and $7.81, including hedges, respectively, compared to $66.35 and $6.51 in 2Q06. Production of oil for 2Q07 increased to 32 MBbls compared to 16 MBbls for 2Q06. Gas production for 2Q07 increased to 1.856 BCF compared to .826 BCF for 2Q06. As a result of GMXR’s hedging activities in 2Q07, GMXR recognized $343,500 of additional oil and gas sales that increased the average gas price by $0.18 per MCF. There were no gas hedges in 2Q06.
For 1H07 the 125% increase in oil and gas sales was due to a 116% increase in oil and gas production in addition to an increase in the average MCFE sales price of 4%. The average price per barrel of oil and MCF of natural gas received in 1H07 was $57.85 and $7.53, including hedges, respectively, compared to $63.58 and $7.04 in 1H06. Production of oil for 1H07 increased to 58 MBbls compared to 28 MBbls for 1H06. Gas production for 1H07 increased to 3.491 BCF compared to 1.608 BCF for 1H06. As a result of GMXR’s hedging activities in 1H07, GMXR recognized $994,000 of additional oil and gas sales that increased the average gas price by $0.28 per MCF. There were no gas hedges in 1H06.
The decrease per MCFE in production and severance taxes is due to severance tax refunds of approximately $190,000 recorded in 2Q07 that total approximately $369,000 for 1H07. In addition to the refunds, an increasing amount of natural gas production is exempt from severance tax. GMXR records severance tax refunds for certain wells upon approval of the refund request by the State of Texas.
The 29% decrease per MCFE from the 2Q06 and 1H06 in general and administrative expenses are primarily the result of increased oil and gas production. General and administrative expenses have historically not varied in direct proportion to oil and gas production because certain types of general and administrative expenses are fixed in nature.
GMXR expects to discuss its second quarter 2007 earnings results and give an operational update followed by a question and answer session in a conference call / web-cast on Thursday, August 2, 2007 at 12:00 PM EST/11:00 AM CST/10:00 AM MST/9:00 AM PST. You can participate via telephone by dialing 1-412-858-4600 or 1-800-860-2442 and referring to conference ID “GMX” five to ten minutes before the scheduled start of the conference call. You can also access the conference call via Internet web-cast by logging on to the Company’s website at www.gmxresources.com at least 20 minutes prior to the scheduled start of the call to download and install any necessary audio software. You can find the Internet web-cast link under the Investor Relations tab where you will be required to register your name and email address. You must have either Microsoft Media Player or Real Player to access the conference call. Periodically during the conference call, the company’s most recent presentation that is available on its website will be utilized. An on-demand replay of the teleconference call will be available until August 31, 2007 by calling 1-412-317-0088 or 1-877-344-7529 referring to conference ID “409439” and the web-cast will be available on GMXR’s website for 30 days.

GMX RESOURCES INC. is a rapidly growing, E & P company with high quality unconventional gas resources, currently drilling with 7 rigs in its Cotton Valley (CV) Gas Resource Play on the Sabine Uplift; Carthage, North Field, East Texas, Panola & Harrison County, developing its Upper CV “Tight Gas Sands”; 177 gross / 92.68 net producers and Lower CV Bossier “Gas Shales”, also containing Travis Peak/Hosston Sands & Pettit Sands and Limes. The Company has experienced a 100% success rate in this development. These key resource layers provide repeatable organic growth for the Company; Core Area 99% of NAV; 94% Natural Gas. Headquartered in Oklahoma City, Oklahoma, GMXR has interests in 225 gross / 129.72 net producing wells and operates 60% of its reserves. The Company’s strategy is to develop its resource play with 7-8 rigs, increase production, grow its natural gas reserves and continue to build shareholder value.
This press release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. They include statements regarding the Company’s financing plans and objectives, drilling plans and objectives, related exploration and development costs, number and location of planned wells, reserve estimates and values, statements regarding the quality of the Company’s properties and potential reserve and production levels. These statements are based on certain assumptions and analysis made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes appropriate in the circumstances, including the assumption that there will be no material change in the operating environment for the company’s properties. Such statements are subject to a number of risks, including but not limited to commodity price risks, drilling and production risks, risks relating to the Company’s ability to obtain financing for its planned activities, risks related to weather and unforeseen events, governmental regulatory risks and other risks, many of which are beyond the control of the Company. Reference is made to the company’s reports filed with the Securities and Exchange Commission for a more detailed disclosure of the risks. For all these reasons, actual results or developments may differ materially from those projected in the forward-looking statements.

GMX Resources Inc. and Subsidiaries
Consolidated Balance Sheet

	December 31,	June 30,
	2006	2007
		(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,959,749	$5,520,423
Accounts receivable—interest owners	64,185	88,382
Accounts receivable—oil and gas revenues	5,766,286	7,217,186
Derivative instruments	1,175,669	121,901
Inventories	373,420	1,118,174
Prepaid expenses and deposits	1,284,904	1,022,929

Total current assets	13,624,213	15,088,995

OIL AND GAS PROPERTIES, AT COST, BASED ON THE FULL COST METHOD OF ACCOUNTING FOR OIL AND GAS PROPERTIES	174,175,157	257,572,322
Less accumulated depreciation, depletion, and amortization	(16,874,796)	(23,839,845)

	157,300,361	233,732,477

OTHER PROPERTY AND EQUIPMENT	43,097,326	52,575,613
Less accumulated depreciation	(3,742,057)	(5,719,639)

	39,355,269	46,855,974

OTHER ASSETS	42,680	17,299

TOTAL ASSETS	$210,322,523	$295,694,745

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$24,658,305	$27,005,758
Accrued expenses	3,236,536	4,460,941
Accrued interest	314,181	351,359
Revenue distributions payable	513,416	475,380
Derivative instruments	—	722,686
Current portion of long-term debt	251,447	152,800

Total current liabilities	28,973,885	33,168,924

LONG-TERM DEBT, LESS CURRENT PORTION	41,568,836	46,555,016

OTHER LIABILITIES
Revenue suspended	1,109,047	2,688,398
Asset retirement obligation	2,162,886	2,368,267
Long-term derivative instruments	—	657,475
Deferred income taxes	5,026,927	7,936,990

	8,298,860	13,651,130

SHAREHOLDERS’ EQUITY
Preferred stock, par value $.001 per share, 10,000,000 shares authorized:
Series A Junior Participating Preferred Stock, 25,000 shares authorized, none issued and outstanding	—	—
9.25% Series B Cumulative Preferred Stock, 3,000,000 shares authorized, 2,000,000 shares issued and outstanding (aggregate liquidation preference: $50,000,000)	2,000	2,000
Common stock, par value $.001 per share—authorized 50,000,000 shares; issued and outstanding 11,242,136 shares in 2006 and 13,267,886 shares in 2007.	11,242	13,268
Additional paid-in capital	113,265,614	179,570,379
Retained earnings	17,426,144	23,564,478
Other comprehensive income	775,942	(830,450)

Total shareholders’ equity	131,480,942	202,319,675

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$210,322,523	$295,694,745

GMX Resources Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2007	2006	2007
REVENUE:
Oil and gas sales	$6,467,631	$16,467,863	$13,157,042	$29,642,417
Interest income	25,885	49,420	52,042	127,664
Other income	—	1,497	322	1,749

Total revenue	6,493,516	16,518,780	13,209,406	29,771,830

EXPENSES:
Lease operations	950,571	2,133,078	1,653,928	3,718,161
Production and severance taxes	508,585	695,508	962,482	1,187,830
Depreciation, depletion, and amortization	1,581,202	4,256,610	3,113,444	7,934,393
Interest	162,295	521,754	204,668	866,215
General and administrative	1,348,746	2,113,257	2,552,963	3,876,795

Total expenses	4,551,399	9,720,207	8,487,485	17,583,394

Income before income taxes	1,942,117	6,798,573	4,721,921	12,188,436

INCOME TAX PROVISION:
Current	—	—	—	—
Deferred	349,623	2,161,600	995,100	3,737,600

Total Income Tax Provision	349,623	2,161,600	995,100	3,737,600

Net Income	1,592,494	4,636,973	3,726,821	8,450,836

Preferred Stock Dividends	—	1,156,252	—	2,312,502

Net Income applicable to common stock	$1,592,494	$3,480,721	$3,726,821	$6,138,334

EARNINGS PER SHARE — Basic	$0.14	$0.26	$0.34	$0.48

EARNINGS PER SHARE — Diluted	$0.14	$0.26	$0.33	$0.47

WEIGHTED AVERAGE COMMON SHARE-Basic	11,210,188	13,267,767	11,012,818	12,878,577

WEIGHTED AVERAGE COMMON SHARE-Diluted	11,388,435	13,407,477	11,193,210	13,014,414

GMX Resources Inc and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2006	2007
CASH FLOWS DUE TO OPERATING ACTIVITIES
Net Income	$3,726,821	$8,450,836
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation, depletion, and amortization	3,644,124	7,934,393
Deferred income taxes	995,100	3,737,600
Non cash compensation expense	307,735	595,920
Amortization of loan fees	3,470	25,381
Decrease (increase) in:
Accounts receivable	1,551,600	(1,475,097)
Inventory and prepaid expenses	(844,615)	(482,779)
Increase (decrease) in:
Accounts payable	4,132,411	2,347,453
Accrued expenses and liabilities	(113,765)	1,261,583
Revenue distributions payable	735,975	1,541,315

Net cash provided by (used in) operating activities	14,138,856	23,936,605

CASH FLOWS DUE TO INVESTING ACTIVITIES
Additions to oil and gas properties	(37,390,268)	(82,183,547)
Purchase of property and equipment	(11,395,768)	(9,478,287)

Net cash provided by (used in) financing activities	(48,786,036)	(91,661,834)

CASH FLOWS DUE TO FINANCING ACTIVITIES
Advances on borrowings	30,338,733	51,042,575
Payments on debt	(10,252,244)	(46,155,040)
Proceeds from sale of common stock	14,207,473	65,710,870
Dividends paid on Series B preferred stock	—	(2,312,502)

Net cash provided by (used in) financing activities	34,293,962	68,285,903

NET INCREASE (DECREASE) IN CASH	(353,218)	560,674

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	2,392,497	4,959,749

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,039,279	$5,520,423

CASH PAID FOR INTEREST	$226,628	$850,055

GMX Resources Inc. and Subsidiaries
Consolidated Statements of Comprehensive Income
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2007	2006	2007

Net Income	$1,592,494	$4,636,973	$3,726,821	$8,450,836

Other comprehensive income (loss):

Change in fair value of derivative instruments	—	2,753,032	—	(1,439,929)

Adjustment for derivative gains reclassified into oil and gas sales	—	(343,500)	—	(994,000)

Other comprehensive income (loss) before income tax	—	2,409,532	—	(2,433,929)

Income tax benefit (provision) related to items of other comprehensive income	—	(819,241)	—	827,537

Other comprehensive income (loss), net of income tax	—	1,590,291	—	(1,606,392)

Comprehensive income	$1,592,494	$6,227,264	$3,726,821	$6,844,444

GMX Resources Inc. and Subsidiaries
Non-GAAP Supplemental Information — Discretionary Cash Flows (1)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2007	2006	2007

Net Income	$1,592,494	$4,636,973	$3,726,821	$8,450,836

Non cash charges:

Depreciation, depletion, and amortization	2,111,882	4,256,610	3,644,124	7,934,393

Deferred income taxes	349,623	2,161,600	995,100	3,737,600

Non cash compensation expense	152,668	338,175	307,735	595,920

Amortization of loan fees	3,470	12,691	3,470	25,381

Non-GAAP discretionary cash flow	$4,210,137	$11,406,049	$8,677,250	$20,744,130

Reconciliation of GAAP “Net cash provided by operating activities” to Non-GAAP “discretionary cash flow”

Net cash provided by operating activities	$6,102,729	$19,521,512	$14,138,856	$23,936,605

Adjustments:

Changes in operating assets and liabilities	(1,892,592)	(8,115,463)	(5,461,606)	(3,192,475)

Non-GAAP discretionary cash flow	$4,210,137	$11,406,049	$8,677,250	$20,744,130

(1)	Discretionary cash flow represents net cash provided by operating activities before changes in assets and liabilities. Discretionary cash flow is presented because management believes it is a useful financial measure in addition to net cash provided by operating activities under accounting principles generally accepted in the United States (GAAP). Management believes that discretionary cash flow is widely accepted as a financial indicator of an oil and gas company’s ability to generate cash which is used to internally fund exploration and development activities. Discretionary cash flow is widely used by professional research analysts and investors in the comparison, valuation, rating and investment recommendations of companies within the oil and gas exploration and production industry. Discretionary cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity, or as an alternative to net income.